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                                                                     EXHIBIT F-3

                    Loomis, Ewert, Parsley, Davis & Gotting
                          A Professional Corporation
                     232 South Capitol Avenue, Suite 1000
                            Lansing, Michigan 48933
              Telephone (517) 482-2400  Facsimile (517) 482-7227

JACK C. DAVIS, PC        JEFFREY L. GREEN                    PLUMMER SNYDER
KARL L. GOTTING, PC      GARY L. FIELD                          (1900-1974)
DAVID M. LICK            SHERRI A. WELLMAN
HARVEY J. MESSING        KELLY K. REED                     GEORGE W. LOOMIS
JAMES R. NEAL            JEFFREY S. THEUER                 QUENTIN A. EWERT
KENNETH W. BEALL         DANIEL L. PULTER                WILLIAM D. PARSLEY
MICHAEL G. OLIVA         ELDONNA M. RUDDOCK                      OF COUNSEL
JEFFREY W. BRACKEN       KEVIN J. RORAGEN
CATHERINE A. JACOBS      THERESA A. SHEETS               SUE ANN GEIERSBACH
RONALD W. BLOOMBERG      SCOTT R. NANNINI           OF COUNSEL-SPECIAL PROJECTS
MICHAEL H. RHODES        JARED A. ROBERTS
HOWARD J. SOIFER         LISA A. HANSON


                               January 10, 2001


     Securities and Exchange Commission                 Quarles & Brady LLP
     450 Fifth Street, N.W.                             411 E. Wisconsin Avenue
     Washington, D.C. 20549                             Milwaukee, WI 53202

          Re: Application of Wisconsin Energy Corporation and Wisconsin Electric Power Company on Form U-1 Under the Public Utility Holding Company Act of 1935
                    (File No. 70-9741)

     Ladies and Gentlemen:

          We have acted as special Michigan counsel for Wisconsin Electric Power Company, a Wisconsin corporation ("Wisconsin Electric") and Edison Sault Electric Company, a Michigan corporation ("Edison Sault"), each of which is an electric utility company as defined by the Public Utility Holding Company Act of 1935, as amended (the "Act") and both of which are wholly-owned subsidiaries of Wisconsin Energy Corporation, a Wisconsin corporation ("WEC"), in connection with a transaction (the "Transaction") in which: (i) Wisconsin Electric transferred ownership and control over its transmission assets to American Transmission Company LLC ("ATC"), a Wisconsin limited liability company formed on June 12, 2000, which is and will be a single-purpose transmission company; (ii) Edison Sault transferred ownership and control over its transmission assets to ATC; (iii) Wisconsin Electric and Edison Sault received, in exchange for such transfer, member units of ATC in proportion to the value of the transmission assets contributed; (iv) Wisconsin Electric purchased Class A shares of ATC Management Inc. ("Corporate Manager"), a Wisconsin corporation formed on June 12, 2000, in proportion to the value of the transmission assets contributed to ATC by itself and Edison Sault; and (v) Wisconsin Electric purchased one Class B share of the Corporate Manager.

          We are furnishing the opinions set forth below as to Michigan law to the Securities and Exchange Commission (the "Commission") and to Quarles & Brady LLP in support of its opinion to the Commission at the request of WEC in connection with WEC's and
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                                                                     EXHIBIT F-3

LOOMIS, EWERT, PARSLEY, DAVIS & GOTTING, P.C.
January 10, 2001
Page 2

     Wisconsin Electric's application on Form U-1, as amended (File No. 70-9741) (the "Application") under the Act filed in connection with the Transaction.

          By its Order dated December 28, 2000, the Commission granted the Application (Release No. 35-27329; 70-9741). The Transaction was consummated effective as of January 1, 2001.

          In connection with this opinion, we have examined such corporate records, certificates and other documents, and such questions of fact and matters of law, as we have deemed necessary for purposes of this opinion.

          The opinions expressed below with respect to the Transaction are subject to and rely upon the following assumptions and conditions:

          (a) All required approvals, authorization, consents, certificates, rulings and orders of, and all filings and registration with, all applicable federal and state commissions and regulatory authorities with respect to the Transaction have been obtained or made, as the case may be (including the approval and authorization of the Commission under the Act), and the Transaction has been accomplished in accordance with all such approvals, authorizations, consents, certificates, orders, filings and registrations.

          (b) All corporate formalities required by state law for the consummation of the Transaction have been taken.

          (c) The parties have obtained all consents, waivers and releases, if any, required for the Transaction under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses and permits.

          (d) The representations and warranties of the parties to the Transaction in the documents providing for the Transaction are true and correct in all material respects.

          Based upon the foregoing, and subject to the assumptions and conditions set forth herein, it is our opinion that:

          1. Edison Sault is a corporation validly existing under the laws of the State of Michigan; and

          2. Upon the Transaction having been consummated as contemplated by the Application, all Michigan laws applicable to the Transaction have been complied with.
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                                                                     EXHIBIT F-3

LOOMIS, EWERT, PARSLEY, DAVIS & GOTTING, P.C.
January 10, 2001
Page 3

          We are attorneys licensed to practice law in the State of Michigan. The opinions expressed herein are specifically limited to the present internal law of the State of Michigan, are given as of the date of this letter, are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances occurring after the date hereof that would alter the opinions contained herein.

          We hereby consent to the reliance upon, reference to, and filing (as an exhibit to the Application) of this opinion letter and the opinions set forth herein by Quarles & Brady LLP in connection with the filing with the Commission of its opinion concerning the Transaction as an exhibit to WEC's and Wisconsin Electric's Application.

                               Very truly yours,

                               /s/ LOOMIS, EWERT, PARSLEY, DAVIS & GOTTING, P.C.